Exhibit 99.1

Consent Solicitations relating to the

5.250% Senior Notes due 2020, 6.250% Senior Notes due 2021, 3.500% Notes due 2022,

4.125% Senior Notes due 2023 and 4.875% Notes due 2042 of The ADT Corporation

Tender Offers for Any and All Outstanding

2.250% Notes due 2017 and 4.125% Senior Notes due 2019 of The ADT Corporation

Offer to Exchange New 4.875% First-Priority Senior Secured Notes due 2032

for the Outstanding 4.875% Notes due 2042 of The ADT Corporation

Chicago, IL, April 1, 2016 – Prime Security Services Borrower, LLC (together with its subsidiaries, “Protection 1”), a portfolio company of certain funds affiliated with Apollo Global Management, LLC (NYSE: APO) (together with its consolidated subsidiaries and affiliates, “Apollo”), announced today that The ADT Corporation (NYSE: ADT) (“ADT”) has commenced consent solicitations (the “Consent Solicitations”) from holders of its 5.250% Senior Notes due 2020 (the “2020 Notes”), 6.250% Senior Notes due 2021 (the “2021 Notes”), 3.500% Notes due 2022 (the “2022 Notes”), 4.125% Senior Notes due 2023 (the “2023 Notes”) and 4.875% Notes due 2042 (the “2042 Notes” and, together with the 2020 Notes, the 2021 Notes, the 2022 Notes and the 2023 Notes, the “Consent Notes”). The record date to determine holders of the Consent Notes eligible to consent is March 31, 2016.

Also on April 1, 2016, Prime Security One MS, Inc. (the “Offeror”), a wholly owned subsidiary of Protection 1, launched (i) tender offers to purchase (the “Tender Offers”) any and all of ADT’s outstanding $750,000,000 aggregate principal amount of 2.250% Notes due 2017 (the “2017 Notes”) and $500,000,000 aggregate principal amount of 4.125% Senior Notes due 2019 (the “2019 Notes” and, together with the 2017 Notes, the “Short-Term ADT Notes”) as well as (ii) an offer to exchange (the “Exchange Offer”) new 4.875% First-Priority Senior Secured Notes due 2032 (the “Exchange Notes”) for any and all of ADT’s outstanding 2042 Notes that are held by eligible holders.

The Consent Solicitations, the Tender Offers and the Exchange Offer are being conducted in connection with the previously announced merger agreement, pursuant to which Protection 1 has agreed to acquire ADT (the “Acquisition”). The Consent Solicitations, the Tender Offers and the Exchange Offer are conditioned upon, among other things, the closing of the Acquisition and other customary conditions precedent. However, the completion of the Consent Solicitations, the Tender Offers and the Exchange Offer are not conditions to the consummation of the Acquisition. Further, the consummation of each of the Consent Solicitations, the Tender Offers and the Exchange Offer is not contingent upon the consummation of the other such transactions. If ADT’s stockholders approve the Acquisition, the Acquisition is expected to be completed by June 2016. After giving effect to the Acquisition, the combined company’s key brands will be ADT® and ADT Pulse®, with the Protection One brand being maintained in select channels.

The Consent Solicitations

ADT is seeking consents from holders of the Consent Notes with respect to (i) a waiver (with respect to each series of Consent Notes, the “Waiver” and, collectively, the “Waivers”) of any potential “Change of Control Triggering Event,” including any potential obligation of ADT to make a “Change of Control Offer” (each as defined in the indentures governing the Consent Notes), and (ii) certain amendments to the indentures governing each series of Consent Notes, which would (a) amend the definition of “Change of Control” and (b) limit any required grant of capital stock as collateral with respect to the Consent Notes to the extent necessary not to be subject to any requirement pursuant to Securities and Exchange Commission (the “SEC”) rules to file separate financial statements with the SEC or any other governmental agency (clauses (a) and (b) together, with respect to each series of Consent Notes, the “Proposed Amendments”), in each case in connection with the Acquisition. The Consent Solicitations are subject to the terms and conditions set forth in ADT’s Consent Solicitation Statement dated April 1, 2016.

Protection 1 does not expect that it will be required to make Change of Control Offers in connection with the Acquisition. However, Protection 1 has obtained financing commitments in an amount sufficient to finance fully the Acquisition in the event that any Consent Notes are required to be repaid or repurchased as a result of a change of control. Receipt of the requisite consents in the Consent Solicitations is not a condition to the consummation of the Acquisition.

Holders of Consent Notes who validly consent to the Waivers and Proposed Amendments with respect to the Consent Notes on or prior to 5:00 p.m., New York City time, on April 7, 2016 (the “Consent Deadline”), and do not validly revoke their consent prior to the Consent Deadline, will be eligible to receive the consent fee set forth below for each $1,000 in principal amount of Consent Notes with respect to which consents have been so received.

Notes	CUSIP Number(s)	Principal Amount Outstanding	Consent Payment for each $1,000 in Principal Amount of Consents
5.250% Senior Notes due 2020	00101JAM8	$300,000,000	$2.50
6.250% Senior Notes due 2021	00101JAK2 / U0072PAE4	$1,000,000,000	$2.50
3.500% Notes due 2022	00101JAF3	$1,000,000,000	$5.00
4.125% Senior Notes due 2023	00101JAH9	$700,000,000	$5.00
4.875% Notes due 2042	00101JAG1 / 00101JAC0	$750,000,000	$1.00

The acceptance of validly executed, delivered and unrevoked consents and payment of the applicable consent fee with respect to a series of Consent Notes is conditioned upon, among other things, the receipt of consents from holders of at least a majority in aggregate principal amount of the outstanding Consent Notes of each series, voting as a separate class, excluding any Consent Notes owned by ADT or any of its affiliates, on or prior to the Consent Deadline and the satisfaction or waiver of all conditions precedent to the closing of the Acquisition.

The Tender Offers

The consideration for 2017 Notes validly tendered prior to 5:00 p.m., New York City time, on April 14, 2016 (the “Early Deadline”), and not validly withdrawn prior to the Early Deadline, will be $1,015.67 for each $1,000 principal amount of 2017 Notes, which includes an early tender premium of $5.00 per $1,000 principal amount of 2017 Notes so tendered. The consideration for 2017 Notes validly tendered after the Early Deadline but prior to 12:00 midnight, New York City time, at the end of April 28, 2016 (the “Expiration Time”), and not validly withdrawn prior to the Expiration Time, will be $1,010.67 for each $1,000 principal amount of 2017 Notes.

The consideration for 2019 Notes validly tendered prior to the Early Deadline, and not validly withdrawn prior to the Early Deadline, will be $1,079.18 for each $1,000 principal amount of 2019 Notes, which includes an early tender premium of $5.00 per $1,000 principal amount of 2019 Notes so tendered. The consideration for 2019 Notes validly tendered after the Early Deadline but prior to the Expiration Time, and not validly withdrawn prior to the Expiration Time, will be $1,074.18 for each $1,000 principal amount of 2019 Notes.

The following table summarizes important information relating to the Short-Term ADT Notes and the Tender Offers. Tenders of the Short-Term ADT Notes may be withdrawn at any time prior to April 14, 2016 (the “Withdrawal Deadline”) but not thereafter, except to the extent the Offeror, as it determines necessary or to the extent required by law, provides additional withdrawal rights.

Notes	CUSIP Number(s)	Principal Amount Outstanding	Tender Offer Consideration	Total Consideration
2.250% Notes due 2017	00101JAE6 / 00101JAA4	$750,000,000	$1,010.67	$1,015.67
4.125% Senior Notes due 2019	00101JAL0	$500,000,000	$1,074.18	$1,079.18

Exchange Offer

The consideration for 2042 Notes validly tendered in the Exchange Offer prior to the Early Deadline on April 14, 2016, and not validly withdrawn prior to the Early Deadline, will be $1,000 principal amount of Exchange Notes for each $1,000 principal amount of 2042 Notes, which includes an early exchange premium of $5.00 principal amount of Exchange Notes per $1,000 principal amount of 2042 Notes so tendered for exchange. The consideration for 2042 Notes validly tendered in the Exchange Offer after the Early Deadline but prior to the Expiration Time on April 28, 2016, and not validly withdrawn prior to the Expiration Time, will be $995 principal amount of Exchange Notes per $1,000 principal amount of 2042 Notes so tendered for exchange.

The Exchange Notes will be identical to the 2042 Notes except that they will mature in 2032 and they will benefit from guarantees, security interests and a reporting covenant. Additionally, the Exchange Notes will have provisions mirroring the Proposed Amendments. As a result, the Acquisition will not constitute a change of control under the Exchange Notes.

The following table summarizes important information relating to the 2042 Notes, the Exchange Notes and the Exchange Offer. Tenders of the Exchange Notes may be withdrawn at any time prior to the Withdrawal Deadline on April 14, 2016 but not thereafter, except to the extent the Offeror, as it determines necessary or to the extent required by law, provides additional withdrawal rights.

				Consideration per $1,000 Principal Amount of 2042 Notes Tendered
				Total Consideration if Tendered Prior to the Early Deadline	Exchange Consideration if Tendered at or after the Early Deadline
Title of Notes to be Tendered	CUSIP/ISIN	Outstanding Principal Amount (in millions)	Title of Exchange Notes to be Issued	Principal Amount of Exchange Notes	Principal Amount of Exchange Notes
4.875% Notes due 2042	00101JAG1 / US00101JAG13	$749,000,000	4.875% First-Priority Senior Secured Notes due 2032	$1,000	$995

General

The Consent Solicitations, Tender Offers and Exchange Offer may be terminated or withdrawn at any time and for any reason, including if certain conditions described in the relevant offering documents, including, in each case, the satisfaction or waiver of all conditions precedent to the closing of the Acquisition, are not satisfied, subject to applicable law. The consummation of each of the Consent Solicitations, the Tender Offers and the Exchange Offer is not contingent upon the consummation of the other such transactions.

This announcement does not constitute a solicitation of any consent in respect of, or an offer to purchase, or a solicitation of an offer to sell, any securities. The Consent Solicitations, Tender Offers and Exchange Offer are being made only pursuant to the applicable offering documents. The applicable offering documents for the Consent Solicitations and the Tender Offers will be distributed to all holders of the Consent Notes and the Short-Term ADT Notes, as applicable. The applicable offering documents for the Exchange Offer will be distributed to all eligible holders of the 2042 Notes who complete the eligibility form available at www.dfking.comadt.

Deutsche Bank Securities Inc. is acting as solicitation agent for the Consent Solicitations and dealer manager for the Tender Offers and the Exchange Offer. Barclays Capital Inc., Citigroup Global Markets Inc. and RBC Capital Markets, LLC are acting as co-solicitation agents for the Consent Solicitations and co-dealer managers for the Tender Offers and the Exchange Offer. D.F. King & Co. Inc. is acting as the information and tabulation agent for the Consent Solicitations, tender and information agent for the Tender Offers and exchange and information agent for the Exchange Offer. Requests for the offering documents may be directed to D.F. King & Co. Inc. at (212) 269-5550 (for brokers and banks), (866) 416-0576 (for all others) or e-mail at adt@dfking.com.

In addition, on April 1, 2016, Protection 1 provided a transactional update on its website at http://www.protection1.com/corporate/news.

About Protection 1

Protection 1 was acquired by certain funds affiliated with Apollo Global Management, LLC (NYSE: APO) on July 1,2015 as the flagship for Apollo’s entrance into the alarm monitoring services industry, with a simultaneous acquisition of ASG Security, which has been effectively integrated into Protection 1. Protection 1 is a premier full-service business and home security company in the U.S. that provides installation, maintenance, and monitoring of single-family home security systems, business security systems and multi-family security systems. Protection 1 serves over 2 million customers and employs over 4,000 people in more than 90 office locations and five UL Certified monitoring centers across the country. For more information about Protection 1, visit http://www.protection1.com/corporate/news.

About ADT

The ADT Corporation (NYSE: ADT) is a leading provider of security and automation solutions for homes and businesses in the United States and Canada. ADT’s broad and pioneering set of products and services, including ADT Pulse® interactive home and business solutions, and health services, meet a range of customer needs for today’s active and increasingly mobile lifestyles. Headquartered in Boca Raton, Florida, ADT helps provide peace of mind to over 6.5 million customers and employs approximately 17,000 people at 200 locations. More information is available at www.adt.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws. The forward-looking statements include, without limitation, statements concerning the Consent Solicitations, the Tender Offers and the Exchange Offer. Forward-looking statements involve risks and uncertainties, including but not limited to economic, competitive, and technological factors outside Protection 1’s control that may cause actual results to differ materially from the forward-looking statements. You should not place undue reliance on forward-looking statements as a prediction of actual results. Protection 1 expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

Media Contacts

For Protection 1:

Jennifer Webb, 212-221-1616

Coltrin & Associates

Jennifer_webb@coltrin.com

For Apollo Global Management:

Apollo Global Management, LLC

Gary M. Stein, 212-822-0467

Head of Corporate Communications

gstein@apollolp.com

or

Rubenstein Associates, Inc. for Apollo Global Management, LLC

Charles Zehren, 212-843-8590

czehren@rubenstein.com